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                                                                     EXHIBIT 5.1

                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                 65 E. STATE STREET, SUITE 1800, CAPITOL SQUARE
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400

                                 March 10, 2000



Metretek Technologies, Inc.
1675 Broadway, Suite 2150
Denver, Colorado  80202

                  Re:      Registration Statement on Form S-8:
                           Metretek Technologies, Inc. 1998 Stock Incentive Plan 500,000 additional shares of Common Stock

Gentlemen:

         We have acted as counsel to Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 500,000 shares of Common Stock, par value $.01 per share (the "Plan Shares"), of the Company issuable pursuant to the Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of February 3, 2000 (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B under the
Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Second Restated Certificate of Incorporation, (ii) the Company's Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the Plan, (v) a specimen certificate evidencing the Plan Shares, (vi) resolutions adopted by the Board of Directors of the Company relating to, among other things, the Plan and the Plan Shares, and (vii) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.

         In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         In rendering the opinion above, we have assumed that (i) the certificates representing the Plan Shares will conform to the specimen thereof examined by us and will be properly executed, (ii) upon issuance of the Plan Shares pursuant to the Plan, the Company will have a sufficient number of authorized but unissued shares of Common Stock not restricted for other purposes to permit the issuance of the Plan Shares, (iii) no changes occur in the applicable law or pertinent facts, (iv) the Company will comply with all applicable state securities laws, and (iv) the Plan Shares will be issued for a consideration in excess of their par value.

         We are attorneys admitted to practice law in the State of Ohio. This opinion is limited to, and we express no opinion concerning, the laws of any jurisdiction other than, the Federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware, as in effect as of the date hereof. This opinion is


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furnished by us solely for the benefit of the Company in connection with the issuance of the Plan Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Plan or any contract, agreement, instrument or other document entered into pursuant to the Plan.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of our name wherever appearing in the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

                                   KEGLER, BROWN, HILL & RITTER CO., L.P.A.